================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Robertson-Ceco Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Robertson-Ceco Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                          ROBERTSON-CECO CORPORATION
                       5000 Executive Parkway, Ste. 425
                              San Ramon, CA 94583
                                 925-543-7599

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 18, 1999

To the Stockholders of Robertson-Ceco Corporation:

  Notice is hereby given that the annual meeting of stockholders of ROBERTSON-CECO CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, IL 60606 at 11:00 a.m. local time, on May 18, 1999 for the following purposes:

  1. To elect eight directors of the Company to hold office for the ensuing year.

  2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed April 13, 1999, as the record date for the determination of the holders of shares of the Company's outstanding Common Stock entitled to notice of and to vote at the annual meeting of stockholders. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.

                                              By Order of the Board of
                                              Directors

                                              Ronald D. Stevens
                                              Secretary

April 26, 1999

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                          ROBERTSON-CECO CORPORATION
                       5000 Executive Parkway, Ste. 425
                              San Ramon, CA 94583

                                PROXY STATEMENT

                      Annual Meeting of the Stockholders
                                 May 18, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Robertson-Ceco Corporation (the "Company") for use at the annual meeting of stockholders of the Company and at any adjournment or adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, May 18, 1999 at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, IL 60606 at 11:00 a.m. local time. The Company expects to mail this Proxy Statement and accompanying proxy on or about April 26, 1999.

  Valid proxies will be voted as specified thereon at the Meeting. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by delivering an executed proxy bearing a later date or a written notice of revocation to the Secretary of the Company, or by voting in person at the Annual Meeting. Any stockholder who attends the Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates the intention to vote the shares in person.

                                 ANNUAL REPORT

  The Annual Report of the Company for the fiscal year ended December 31, 1998, including financial statements examined by Arthur Andersen L.L.P., independent accountants, and their report thereon, is being mailed herewith. A copy of the company's annual report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission ("SEC") will be sent to any stockholder without charge upon written request to:
Investor Relations, Robertson-Ceco Corporation, 5000 Executive Parkway, Ste. 425, San Ramon, California 94583.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock of the Company on April 13, 1999 are entitled to vote at the Meeting. On that date there were issued, outstanding and entitled to vote at the Meeting 16,096,550 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each of the matters which comes up for a vote at the Meeting.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company has made arrangements with its transfer agent, the American Stock Transfer and Trust Company, to assist the Company in the solicitation of proxies. The Company anticipates that the cost of such solicitation will be less than $25,000 plus other nominal out-of-pocket expenses. Employees of the Company may also solicit proxies without additional compensation. The Company and the American Stock Transfer and Trust Company will request banks, brokers and other intermediaries holding shares beneficially owned by others to send the proxy material to and obtain proxies from such beneficial owners and will reimburse such intermediaries for their reasonable expenses in so doing.

                              SECURITY OWNERSHIP

Principal Stockholders

  The following table sets forth those stockholders known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise specified, each person has sole power to vote and dispose of their beneficially owned shares. The information with respect to the Common Stock held by Michael E. Heisley, Sr. ("Mr. Heisley") is based on information set forth in the Schedule 13D of Mr. Heisley dated January 16, 1998. The information with respect to FMR Corp. is based on information set forth in the
Schedule 13G of FMR Corp. dated February 1, 1999.

                                                    Number of        Percent of
          Name and Address of Beneficial Owner       Shares(1)        Class(2)
          ------------------------------------      ----------       ----------
       Michael E. Heisley, Sr. .................... 10,542,071(3)(4)   65.49%
        Three First National Plaza
        Suite 5600
        Chicago, IL 60602
       FMR Corp. ..................................  1,017,600          6.32%
        82 Devonshire Street
        Boston, MA 02109

--------
(1) Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC.
(2) The percentages have been calculated based on the number of shares of Common Stock (16,096,550) which were outstanding at the close of business on April 13, 1999.
(3) Mr. Heisley, the Chief Executive Officer and a director of the Company, has sole voting and dispositive power over: (a) 1,127 shares owned by Mr. Heisley, (b) 8,374,444 shares beneficially owned by The Heico Companies, L.L.C. (formerly known as Heisley Investments, L.L.C.), and (c) 2,166,500 shares beneficially owned by Heico Holding, Inc. (formerly known as Pettibone Corporation).
(4) The Heico Companies, L.L.C. and Heico Holding, Inc. have entered into an agreement with the Company providing under certain circumstances for shares of the Company's Common Stock issued to them to be registered under the Securities Act of 1933.

Management

  The following information regarding beneficial ownership of Common Stock by directors and executive officers of the Company is based in part upon information received from the persons named and other persons included in the group of directors and executive officers. The information is provided as of March 15, 1999.

                                                 Nature of
       Amount and Name of Beneficial Owner      Ownership(1)   Percent of Class
       -----------------------------------      ------------   ----------------
   Andrew G. C. Sage, II ......................     250,112          1.55%
   Michael E. Heisley, Sr. ....................  10,542,071(2)      65.49%
   Stanley G. Berman...........................       1,127             *
   Stanley H. Meadows..........................         964             *
   Gregg C. Sage...............................     250,112(3)       1.55%
   E. A. Roskovensky...........................     140,000             *
   Ronald D. Stevens...........................      15,000(4)          *
   Michael E. Heisley, Jr......................         516             *
   Total of all shares beneficially owned by
    all executive officers and directors as a
    group (8 Persons)..........................  10,949,790(5)      68.03%

--------
 *less than 1%
(1) Unless otherwise indicated, the shares shown in the table are those as to which the beneficial owner has sole voting and investment power with the exception of those restricted shares issued under the Company's 1991 Long Term Incentive Plan (the "Long Term Incentive Plan") as to which such persons have sole voting power.
(2) Refer to footnote 3 in the previous table for information regarding voting and dispositive power with respect to Common Stock beneficially owned by Mr. Heisley. The number of shares listed on this table includes the 1,127 shares owned directly by Mr. Heisley.
(3) Includes all shares owned by Sage Capital Corporation ("Sage Capital") and deemed to be beneficially owned by Mr. Andrew G. C. Sage, II. Mr. Gregg C. Sage has 25% ownership in and is a Managing Director of Sage Capital, and may be deemed to share voting and investment power over the shares of Common Stock held by Sage Capital. Mr. Gregg C. Sage disclaims beneficial ownership of such Common Stock.
(4) Consists of restricted shares of the Company's Common Stock granted under the Long Term Incentive Plan. See "Executive Compensation".
(5) Includes 15,000 restricted shares of the Company's Common Stock granted under the Long Term Incentive Plan. See "Executive Compensation".

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such Section 16(a) forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                         QUORUM AND VOTING OF PROXIES

  Under the Company's By-Laws, a majority of shares entitled to be voted, present in person or represented by proxy, constitutes a quorum as to such matters. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" ( i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) with respect to a particular matter will be considered present for purposes of determining the presence of a quorum.

  All shares represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the directions on such proxy. If no direction is indicated on a properly signed proxy, the shares covered thereby will be voted for the election of all of the board's nominees as directors. Directors are elected by a plurality of stockholder votes.

                             ELECTION OF DIRECTORS

  The board nominates the following people to serve one-year terms as directors of the Board of the Company:

                               Andrew G. C. Sage, II
                               Michael E. Heisley, Sr.
                               E. A. Roskovensky
                               Frank A. Benevento, II
                               Stanley G. Berman
                               Stanley H. Meadows
                               Gregg C. Sage
                               Michael E. Heisley, Jr.

  Information regarding the directors whose term will continue after the meeting and nominees for directors of the Company as of April 13, 1999 is set forth below.

                                                                 Term Expires
                                                      Director at Annual Meeting
                                                  Age  Since     to be Held in
                                                  --- -------- -----------------
   Andrew G. C. Sage, II.........................  73  11/92         1999
   Michael E. Heisley, Sr. ......................  62   7/93         1999
   E. A. Roskovensky.............................  53  11/94         1999
   Frank A. Benevento, II........................  51   7/93         1999
   Stanley G. Berman.............................  65   7/93         1999
   Stanley H. Meadows............................  54   5/96         1999
   Gregg C. Sage.................................  41  11/92         1999
   Michael E. Heisley, Jr. ......................  37   5/98         1999

  Mr. Andrew G. C. Sage, II is Chairman (since July 1993) of the Company. He is also President of Sage Capital Corporation ("Sage Capital"), a general business and financial management corporation specializing in business restructuring and problem solving. Mr. Sage is a director of American Superconductor Corporation and Tom's Foods, Inc. He served as President (from November 1992 until July 1993) and Chief Executive Officer (from November 1992 until December 1993) for Robertson-Ceco. Andrew G. C. Sage, II is the father of Mr. Gregg C. Sage.

  Mr. Heisley is Chief Executive Officer (since December 1993) of the Company. Mr. Heisley is Chairman of the following companies: Davis Wire Corporation, a manufacturer of steel wire, and Tom's Foods, Inc., a manufacturer and distributor of snack foods. Mr. Heisley is Chief Executive Officer of The Heico Companies, L.L.C. He is also Chief Executive Officer of Heico Holding, Inc. (formerly Pettibone Corporation), a diversified manufacturing company, and a director of Tom's Foods, Inc. and Envirodyne, Inc. Mr. Heisley is the father of Michael E. Heisley, Jr.

  Mr. Roskovensky is President and Chief Operating Officer (since November
1994) of the Company. Prior to being elected President and Chief Operating Officer, Mr. Roskovensky served the Company as President of the Company's Metal Buildings Group (from February 1994). He is also the President and Chief Executive Officer of Davis Wire Corporation, a manufacturer of steel wire.

  Mr. Benevento is Chairman of Hemisphere Investment Corporation, a merchant banking firm and is also Chairman of Benevento Financial Group Incorporated, an investment banking firm. He was general partner (from 1987 to 1995) of the partnership that controlled the general partner of The Energy Recovery Fund, an entity chartered to invest in oil and oil service companies. He was also President and Chief Executive Officer (from 1987 to 1995) of Energy Recovery Management, Inc., the management company of The Energy Recovery Fund.

  Mr. Berman is currently a retail consultant (since April 1991). Prior to that time, he was Executive Vice-President of Administration (1978-1991) of Grossman's Inc., a retail building materials company, with which he had been employed since 1953.

  Mr. Meadows is the president of a professional corporation that is a partner at the law firm of McDermott, Will & Emery since 1985. McDermott, Will & Emery provided services to the Company in 1998 and is expected to provide services to the Company in 1999. He is also the President and Chief Operating Officer of the Heico Companies, L.L.C.

  Mr. Gregg C. Sage served as a full-time consultant to the Company from September 1992 to December 1994. Mr. Sage is currently President of Cupples Products, Inc., a manufacturer of curtainwall products. He is also Managing Director of Sage Capital. Mr. Gregg C. Sage is the son of Mr. Andrew G. C. Sage, II.

  Mr. Michael E. Heisley, Jr., son of Mr. Michael E. Heisley, Sr., is the Executive Vice-President of The Heico Companies, L.L.C. (since 1997). Prior to 1997, he was President of Spartan Tool Company (from 1995-1997), a manufacturer of sewer cleaning equipment. Prior to 1995, he was President of Field Controls Inc., a manufacturer of HVAC control devices.

  The Board of Directors is responsible for the general supervision, management and control of the Company's business. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee consists of Messrs. F. Benevento (Chairman) and
S. Berman. The Committee reviews with the financial officers of the Company and its outside auditors the scope of the annual audit and the results thereof, the financial statements of the Company, the extent and operation of the Company's internal financial control systems and fees charged by the Company's auditors for auditing and other professional services. It also oversees the internal audit function of the Company. The Compensation Committee consists of Messrs. S. Meadows (Chairman), A. Sage and S. Berman. The Compensation Committee acts upon employment agreements between the Company and its executive officers, establishes salaries for the Company's executive officers, awards senior management performance bonuses and grants awards under the Long Term Incentive Plan. The Nominating Committee consists of Messrs. A. Sage (Chairman), M. Heisley, Sr. and S. Meadows, and recommends persons as nominees for election as a director and will consider nominations submitted by stockholders. Stockholders of the Company wishing to make recommendations should write to the Nominating Committee, c/o Ronald D. Stevens, Executive Vice President, Robertson-Ceco Corporation, 5000 Executive Parkway, Ste. 425, San Ramon, California 94583.

  During 1998, the Board held four meetings, the Audit Committee held three meetings and the Compensation Committee held one meeting. During 1998, each director attended 75% or more of the aggregate of the total number of meetings of the Board (held during the period for which he has been a director), and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

  Each of the nominees has agreed to serve as director, if elected. If, at the time of the Meeting a nominee is unwilling or unable to serve as a director, the Board may fix the number of directors at less than eight, or the persons named as proxies may nominate and may vote for other persons in their discretion. The Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth the compensation earned for services rendered during 1998 by the Chief Executive Officer, and the three executive officers who received in excess of $100,000 in salary and bonus compensation in 1998.

                                                               Long Term    All Other
                                     Annual Compensation      Compensation Compensation
                                  --------------------------  ------------ ------------
                                                               Restricted
Name and Principal Position  Year  Salary   Bonus   Other(4)  Stock Awards   Amount(1)
---------------------------  ---- -------- -------- --------  ------------ ------------
Michael E. Heisley, Sr.
 ........................    1998 $300,000    --       --          --           --
 Chief Executive Officer     1997 $300,000    --       --          --           --
                             1996 $300,000    --       --          --           --
E. A. Roskovensky........    1998 $412,008 $185,404    --          --         $4,800
 President and Chief         1997 $400,008 $180,000    --          --         $4,750
 Operating Officer           1996 $363,000 $163,350    --          --         $4,500
Ronald D. Stevens(2)(3)..    1998 $212,106 $ 35,000                --           --
 Executive Vice
  President,                 1997 $202,504 $ 30,000 $121,508                    --
 Chief Financial Officer,
  and Secretary              1996 $ 47,001 $  6,250    --       $120,000        --
Andrew Sage..............    1998 $125,000    --       --          --           --
 Chairman                    1997 $125,000    --       --          --           --
                             1996 $125,000    --       --          --           --

--------
(1) Reflects the amount of 401(k) matching contributions made by the Company under its defined contribution plan.
(2) Mr. Stevens became an executive officer of the Company effective October 31, 1996.
(3) In 1996, the Company granted Mr. Stevens 15,000 restricted shares. Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until they vest. However, the shares can be voted and recipients will be entitled to any dividends and other distributions paid with respect to the shares, subject to the underlying shares. The 15,000 shares will vest at the rate of 3,000 shares annually for each of the next five years beginning on October 7, 1997. The dollar value for the restricted stock shown in the table is based on the closing market price on the date of the grant, in Mr. Stevens' case, as of October 7, 1996, which was $8.00. The closing market price of the Company's Common Stock on December 31, 1998, the last trading day of the last completed fiscal year, was $7.75. Based on such price, on December 31, 1998, Mr. Stevens' stock holdings were valued at $116,250.
(4) Reflects the amount of temporary living, moving and other related expenses paid by the Company related to Mr. Stevens working in and subsequent relocation to San Ramon, California as an executive officer of the Company.

Executive Employment Agreements

  The Company considers itself an "at will" employer (subject to any contractual arrangements described below) with respect to its officers who are employees. The Company has executed an employment agreement with Mr. Stevens. The agreement sets forth such officer's position with the Company, his starting base salary, his participation in the Company's employee insurance and pension benefit plans and incentive bonuses and also provides for severance payments of one year's compensation to be made in the event of termination of employment from the Company.

Retirement Benefits

  The Company's executive officers are eligible to participate in the Company's 401(k) Savings Plan. Each participant may defer up to 10% of their annual earnings and the Company matches 3% of the participant's earnings, subject to maximum limitations under the Internal Revenue Code.

Compensation of Directors

  Directors who are not employees or consultants of the Company or any of its subsidiaries are paid an annual retainer of $20,000 and a fee of $1,000 for actual attendance and $250 for participation by telephone at each meeting of the Board or any of its committees, together with expenses of attendance. The Chairpersons of the Audit Committee and Compensation Committee are each paid an additional annual retainer of $3,000. A non-employee director may elect to have payments of retainer and meeting fees deferred and held by the Company for payment at a later date selected by such director. All deferred payments accrue interest at the Mellon Bank, N.A. prime rate as in effect from time to time.

  Each person who becomes a member of the Board and who is not then an employee of the Company or any of its subsidiaries receives, pursuant to the terms of The Long Term Incentive Plan, a one-time, automatic award of shares of Common Stock ("Non-Employee Director Awards"). Shares of Common Stock received pursuant to a Non-Employee Director Award are in lieu of the first $5,000 of the retainer fee that would otherwise be payable to such director. The number of shares issued to an eligible director equals $5,000 divided by the fair market value of one share of Common Stock as of the last day of the month immediately preceding the date such retainer would otherwise be paid.

                         COMPENSATION COMMITTEE REPORT
                       AND STOCK PRICE PERFORMANCE GRAPH

  NOTE: THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

Report of the Compensation Committee

  The Compensation Committee of the Board of Directors is pleased to present its report on executives' compensation. The Compensation Committee is appointed by the Board of Directors and, during 1998, was composed of three directors of the Company, A. Sage, S. Meadows and S. Berman. The Committee is responsible for administration of the Company's compensation program for executive officers, including awards under the Company's incentive compensation plans.

  During 1995, the management of the Company and the Board of Directors determined that the best strategy for the Company was to operate solely as a metal buildings business and to downsize the overall corporate administrative activities. The successful implementation of this strategy resulted in a dramatic improvement in the Company's 1996, 1997 and 1998 financial results.

  The Company's compensation philosophy is to maintain a simplistic compensation structure, incentivize the achievement of profitability within the operations and reward achievement. The Company's compensation structure with respect to its executive officers has been based on the desire to attract and retain individuals with the necessary abilities and skills to recommend strategies and implement the programs approved by the Board of Directors.

  For 1998, the base salary for Mr. Heisley, Chief Executive Officer, and Mr. Andrew Sage, Chairman, stayed the same as 1997 at $300,000 and $125,000, respectively. The compensation for Mr. Roskovensky, President and Chief Operating Officer, and Mr. Stevens, Executive Vice President and Chief Financial Officer, increased by $12,000 and $9,602, respectively, from 1997.

  The Company has an annual bonus program in which executive officers and other key persons are eligible for annual cash bonuses as approved by the Committee, based on achievement of certain financial objectives, including targeted earnings and individual performance objectives. In addition, the Committee has authority to make discretionary awards.

  With respect to 1998, the Committee approved awards based on achievement of desired financial targets approved by the Committee and the Board of Directors in early 1998. Such rewards were based in part on the subjective determination of the Committee utilizing input from the Chief Executive Officer and the Chief Operating Officer. The Committee approved awards and the Board of Directors authorized a payment of a $185,404 bonus to Mr. Roskovensky and a $35,000 bonus to Mr. Stevens. No bonus was paid to Mr. Heisley or Mr. A. Sage.

  In summary, the Compensation Committee believes that the 1998 compensation levels reflect the Company's policy to attract and retain highly qualified individuals to positions key to the Company's success. The Committee further believes that the combination of base salary and bonus opportunity, as determined above, provides a comprehensive program designed to maximize long term stockholder interests.

                                          Stanley H. Meadows
                                          Stanley G. Berman
                                          Andrew G. C. Sage

Stock Price Performance Graph

  The following line graph compares the cumulative performance of the Common Stock with the S&P Composite--500 Stock Index, a new metal buildings industry index constructed by the Company (consisting of American Buildings, Butler Manufacturing and NCI Building Systems) and an old metal buildings industry index constructed by the Company (consisting of American Buildings, Butler Manufacturing, NCI Building Systems and Unified Dominion Industries) as of December 31 of each year in the five-year period ended December 31, 1998. The graph assumes that $100 was invested at the closing price on December 31, 1993 in each of Robertson's Common Stock, the S&P Composite--500 Stock Index and both of the metal buildings industry indexes and that all dividends were reinvested.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

             AMONG ROBERTSON-CECO CORPORATION, THE S&P 500 INDEX,

                    A NEW PEER GROUP, AND AN OLD PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           ROBERTSON-     NEW          OLD
(Fiscal Year Covered)        CECO CORP.     PEER GROOP   PEER GROUP    S&P 500
-------------------          ----------     ---------     ----------   -------
Measurement Pt-  12/93       $100           $100         $100          $100
FYE   12/94                  $ 90           $114         $105          $101
FYE   12/95                  $141           $179         $134          $139
FYE   12/96                  $217           $204         $150          $171
FYE   12/97                  $269           $192         $154          $229
FYE   12/98                  $214           $219         $145          $294


*$100 INVESTED ON 12/31/93 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                            INDEPENDENT ACCOUNTANTS

  The firm of Arthur Andersen L.L.P. ("Arthur Andersen") was engaged by the Board of Directors of the Company upon the recommendation of its Audit Committee to audit the financial statements of the Company for the years ending December 31, 1998.

  No representatives of Arthur Andersen will be present at the Annual Meeting.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Any proposal by a stockholder of the Company intended to be presented for consideration at the Company's annual meeting of stockholders in 2000 must be received by the Company not later than December 29, 1999 for inclusion in the proxy statement relating to that meeting. Proposals should be submitted to the Secretary of the Company at the Company's principal office in San Ramon, CA.

                                 OTHER MATTERS

  As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect to any other business that is properly brought before the Meeting in accordance with the judgment of the person or persons voting the proxies.

                                          By Order of the Board of Directors

                                          Ronald D. Stevens
                                          Secretary

April 26, 1999

                                     PROXY
                ROBERTSON-CECO CORPORATION (THE "CORPORATION")
             5000 EXECUTIVE PARKWAY, STE. 425, SAN RAMON, CA 94583

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael E. Heisley, Sr. and Andrew G.C. Sage, II, and each of them as proxies, each with full power of substitution, to represent and to vote, as designated on the reverse side, all of the undersigned's Common Stock in the Corporation at the annual meeting of stockholders of the Corporation to be held on Tuesday, May 18, 1999 and at any adjournment thereof, with the same authority as if the undersigned were personally present.

                  (Please date and sign on the reverse side)

                            .FOLD AND DETACH HERE.
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                          ROBERTSON-CECO CORPORATION

                                 May 18, 1999

                Please detach and mail in the Envelope Provided
--------------------------------------------------------------------------------
[X] Please mark your
    votes as in this
    example

                FOR all nominees            WITHHELD             ANDREW G.C. SAGE, II
                listed at right         AUTHORITY to vote        MICHAEL E. HEISLEY, SR.
                (except as marked       for all nominees         MICHAEL E. HEISLEY, JR.
                to the contrary)        listed at right          E.A. ROSKOVENSKY
                                                                 FRANK A. BENEVENTO, II
ELECTION OF                                                      STANLEY G. BERMAN
DIRECTORS              [_]                   [_]                 STANLEY H. MEADOWS
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY              GREGG C. SAGE
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S
NAME IN THE APPROPRIATE LIST AT RIGHT.)                          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                 DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
                                                                 THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED AT LEFT.

                                                                                      (PLEASE DATE AND SIGN BELOW)

                                                                 THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND
                                                                 ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE
                                                                 ANNUAL MEETING.


SIGNATURE _________________________________ SIGNATURE _________________________________ DATE _________________________________, 1999
Note:  (IF THE STOCK IS REGISTERED IN THE NAME OF MORE THAN ONE PERSON, THE PROXY SHOULD BE SIGNED BY ALL NAMED HOLDERS. IF SIGNING
       AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR CORPORATE OFFICIAL, ETC., PLEASE GIVE FULL TITLE AS SUCH.)

                                                  .FOLD AND DETACH HERE.